Exhibit 3.69

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ELANTIC NETWORKS, INC.

Pursuant to the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the undersigned corporation adopts the following Amended and Restated Certificate of Incorporation and hereby certifies as follows:

1. The name of the corporation is Elantic Networks, Inc. (the “Corporation”).

2. The following Amended and Restated Certificate of Incorporation was adopted by the stockholders of the Corporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation of the Corporation, filed with the Delaware Secretary of State on January 15, 2004 is hereby amended and restated to read in its entirety as follows:

FIRST. The name of the Corporation is: Elantic Networks, Inc.

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 50,000 shares of Common Stock, $0.001 par value.

FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.	Election of directors need not be by written ballot.

2.	The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SIXTH. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation shall not eliminate or limit the liability of the Directors (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit.

SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or here after prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH. To the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of the Corporation (or any subsidiary of the Corporation, including, without limitation, Elantic Telecom, Inc.) in, or in being offered an opportunity to participate in, business opportunities that are presented to its officers, directors or stockholders (who, in each case, are not employees of the Corporation or any of its subsidiaries). No amendment or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any acts or omissions of such officer, director or stockholder occurring prior to such amendment or repeal.

I, THE UNDERSIGNED, being the President of the Corporation, hereby declare and certify that this is my act and deed and the facts herein stated are true and, accordingly, I have executed this Amended and Restated Certificate of Incorporation on the 20th day of May, 2004.

/s/ Brad A. Evans
Brad A. Evans, President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of ELANTIC NETWORKS, INC., a Delaware Corporation, on this 28th day of December, A.D. 2010, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 28th day of December, A.D., 2010.

By:	/s/ Allison Fisher
Authorized Officer

Name:	Allison Fisher
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Title:	Authorized Officer